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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              -----------------------------------------------------


                                    FORM 8-K

              -----------------------------------------------------



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



              February 29, 2000                                                       0-6770
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Date of Report (Date of earliest event reported)                             Commission File Number



                           WIN-GATE EQUITY GROUP, INC.
             (Exact name of registrant as specified in its charter)



                         Florida                                                     65-06698942
-------------------------------------------------------------          --------------------------------------
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification Number)



                        100 N. Biscayne Blvd., Suite 2500
                              Miami, Florida 33132
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               (Address of Principal Executive Offices) (Zip Code)


                                 (305) 371-3300
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              (Registrant's telephone number, including area code)


================================================================================

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Item 5. Other Events

Effective February 29, 2000, Win-Gate Equity Group Inc., a Florida corporation (the "Issuer"), Globaltron Communications Corporation, a Delaware corporation and a subsidiary of the Issuer (the "Guarantor"), and GNB Bank Panama S.A., a bank organized under the laws of the Republic of Panama (the "Lender") entered into a Loan Agreement ("Loan Agreement") whereby the Lender made a loan to the Issuer in the principal amount of $5.0 million plus interest at Citibank N.A.'s base rate plus 1% (the "Loan"). The Loan was funded on February 29, 2000 and all transaction documents were exchanged on March 17, 2000. The Loan is evidenced by an unsecured convertible promissory note (the "Note") due May 29, 2001 (the "Maturity Date"). The payment of the obligations on the Note and related agreements and the performance and compliance therewith, are unconditionally guaranteed by the Guarantor.

The principal portion of the Loan and the Note is convertible if,

         (i) prior to the Maturity Date, the Issuer consummates a private placement of its common stock, par value $.001 ("Common Stock") or any other class of its equity securities with a preference (as to liquidation, dividend or otherwise) to the Common Stock (collectively, the "Qualifying Shares") of not less than $15.0 million to persons unrelated to the Lender (the "Qualifying Private Placement") for cash consideration paid of

                  (A) $10 or more per share, then the principal portion of the Note shall automatically convert into Qualifying Shares representing 2.68% of the total issued and outstanding stock of the Issuer immediately after the consummation of the Qualifying Private Placement, on a fully diluted basis, and which Qualifying Shares are subject to certain additional rights, or

                  (B) less than $10 per share, the principal portion of the Note shall automatically convert into the number of Qualifying Shares equal to the principal amount of the Note, divided by the offering price of the Qualifying Shares pursuant to the terms of the Qualifying Private Placement; provided that the Qualifying Shares to be received by the Lender shall represent not less than 2.68%, on a fully diluted basis, of the total issued and outstanding stock of the Issuer immediately after the consummation of the Qualifying Private Placement, and which Qualifying Shares are subject to certain additional rights; and

         (ii) at any time prior to the Maturity Date, at the Lender's request, the Lender may convert the principal portion of the Note into Common Stock or, at its selection, any other then outstanding stock of the Issuer more senior to the Common Stock, upon 10 days' prior written notice, at which time the principal portion of the Note will convert into that number of shares of the Issuer equal to 2.68%, on a fully diluted basis, of the total issued and outstanding stock of the Issuer as of the conversion date.

As part of the Loan Agreement, the Issuer and the Guarantor each agreed, among other items, generally, not to



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         (i) incur any additional liens other than liens securing indebtedness with respect to certain approved vendor financing including master lease agreements, and charges payable incurred in the ordinary course of business;

         (ii) wind up, liquidate or dissolve its affairs or enter into any merger, consolidate or sell lease or otherwise dissolve of all or any part of its property or assets, or purchase or acquire any part of the property or assets of any person (other than in the ordinary course of business);

         (iii) declare or pay any dividends;

         (iv) incur any indebtedness (other than certain vendor financings and charges payable incurred in the ordinary course of business);

         (v) make any advances investments or loans;

         (vi) enter into any affiliated transactions;

         (vii) issue any common stock or other securities or securities that are convertible or exercisable into common stock, except for

                  (A) transfers and replacements of then outstanding common stock (as of the date of the Loan Agreement),

                  (B) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Issuer in any class of the common stock of the any of the subsidiaries of the Issuer,

                  (C) securities issued to employees of or consultants to the Issuer as part of a compensation or incentive plan or arrangement,

                  (D) the Qualifying Private Placement, or

                  (E) a public offering of shares of equity securities of the Issuer in the amount of $90,000,000 or more.

         (viii) engage in any business other than the business in which it is currently engaged; or securities issued to employees of or consultants to the Issuer as part of a compensation or incentive plan or arrangement.

Generally, in any "Event of Default," as described below, the Loan becomes immediately due and payable. An Event of Default generally includes (i) failure to make payments when due, (ii) breach of the Issuer's obligations contained in the Loan Agreement, (iii) if any representation or warranty is proven to be untrue in any material respect, (iv) in the event of an involuntary bankruptcy, or the appointment of a receiver, (v) in the event of a voluntary bankruptcy or voluntary appointment of a receiver, (vi) default by the Issuer or its subsidiaries under other agreements, (vii) if one or more judgments or decrees are entered against the Issuer or any of its subsidiaries involving in the


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aggregate of $500,000 or more, or (viii) a material adverse change in the financial condition, operations, assets or liabilities of the Issuer or any of its subsidiaries.

As an inducement for the Lender to enter into the Loan Agreement, pursuant to a letter dated February 29, 2000 (the "February Letter Agreement") from Gary Morgan ("Morgan"), who is the chief executive officer, director and the principal shareholder of the Issuer to the Lender, Morgan agreed with the lender that:

         (i) for a period of three years from the date hereof, Morgan will not sell, exchange or otherwise transfer (collectively, the "Transfer") all or part of Morgan's stock in the Issuer; provided, however, that Morgan may Transfer his shares in the Issuer in the event of a merger, consolidation or other sale of assets or other reorganization;

         (ii) after the three-year period referred in clause (i) above, if and to the extent Morgan transfers all or part of his stock in the Issuer, the Reporting Person has tag-along rights on the stock sold or transferred on the same terms and conditions it is offered to Morgan;

         (iii) Morgan will vote his stock in the Issuer in favor of the Lender's designee(s) nominated to serve as one of the five directors on the Board of Directors of the Issuer; and

         (iv) Morgan will not vote his stock in the Issuer, without the Lender's permission, in favor of:

                  (A) amending the Articles of Incorporation of Issuer (other than in connection with a Qualifying Private Placement or for non-material amendments),

                  (B) incurring indebtedness in excess of $40.0 million in principal amount prior to a Qualifying Private Placement and $80.0 million in principal amount between such offering and a public offering of any Issuer securities,

                  (C) approving a redemption by the Issuer or any of its affiliates of any securities of the Issuer (other than in connection with the conversion of the principal portion of the Loan and Note into Qualifying Shares),

                  (D) acquiring, or investing in, any entity (or its assets) in excess of $1.0 million (in any one or a series of transactions), with certain exceptions,

                  (E) undertaking a public offering of Issuer's securities of less than $90.0 million; provided that after the Qualifying Private Placement and before any public offer of shares, there cannot be an offering unless Qualifying Shares get a 50% promote per year, on a compounded basis;

                  (F) declaring any dividends or distributions;

                  (G) liquidating the Issuer or its affiliates,


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                  (H) changing the compensation arrangements with employees or current "cap" on compensation for new employees, except in certain instances,

                  (I) entering into any related party transactions; or


                  (J) merging, consolidating, reorganizing or selling the assets unless the Issuer is valued at not less than $200 million, $375 million or $500 million in the three consecutive 12-month periods, respectively, commencing in February, 2000, and any transaction is also conditioned upon the consideration received being cash or securities immediately salable on an established securities exchange or NASDAQ.

In the event that Morgan fails to vote his stock in accordance with clauses
(iii) and/or (iv) of the foregoing paragraph, then, in addition to such other rights and remedies as may be available to the Lender in law or in equity (including without limitation an action for breach of contract), Morgan appoints the Lender as his proxy, which proxy is irrevocable and coupled with an interest, to vote Morgan's stock on all such matters as are within the contemplation of such clauses (iii) and/or (iv). In any such event, the Lender has full power of substitution with regard to such proxy.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

        (1) Loan Agreement dated February 29, 2000, by and among Win-Gate Equity Group Inc., a Delaware corporation, Globaltron Communications Corporation, a Delaware corporation and a subsidiary of Win-Gate, and GNB Bank Panama S.A., a bank organized under the laws of the Republic of Panama (without exhibits).

        (2) Letter Agreement dated February 29, 2000 between Gary Morgan and GNB Bank Panama S.A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WIN-GATE EQUITY GROUP INC.



                                    By: /s/ Gary Morgan
                                        ---------------
                                            Gary Morgan, Chief Executive Officer

Dated:  March 17, 2000


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